Crescent Capital BDC, Inc. Reports First Quarter 2026 Earnings Results;
Declares a Second Quarter Base Dividend of $0.34 Per Share and Series of Special Dividends

LOS ANGELES, May 13, 2026 — Crescent Capital BDC, Inc. (“Crescent BDC” or the “Company”) (NASDAQ: CCAP) today reported net investment income of $0.42 per share and net income of ($0.42) per share for the quarter ended March 31, 2026. Net asset value (NAV) per share was $18.27 at March 31, 2026. Subsequent to quarter end, the Company reduced its fee structure, lowering its base management fee from 1.25% to 1.00% and its incentive fee from 17.5% to 15.0%, effective April 1, 2026, further aligning interests with shareholders and supporting the durability of its earnings profile.

Dividend Declarations

The Company announced that its Board of Directors (the “Board”) declared a second quarter 2026 regular cash dividend of $0.34 per share to stockholders of record as of June 30, 2026, payable on July 15, 2026, and a series of special cash dividends related to undistributed taxable income in the aggregate amount of $0.09 per share, to be paid in three equal quarterly installments of $0.03 per share.1

Selected Financial Highlights

($ in millions, except per share amounts)

	As of and for the three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
Investments, at fair value	$1,562.5	$1,569.4	$1,620.7
Total assets	$1,617.7	$1,622.1	$1,666.5
Total net assets	$674.0	$706.0	$727.1
Net asset value per share	$18.27	$19.10	$19.62

Investment income	$37.9	$40.8	$42.1
Net investment income	$15.5	$16.5	$16.6
Net realized gains (losses), net of taxes	$(11.6)	$3.2	$(6.5)
Net change in unrealized gains (losses), net of taxes	$(19.4)	$(11.2)	$(6.2)
Net increase (decrease) in net assets resulting from operations	$(15.5)	$8.5	$3.9

Net investment income per share	$0.42	$0.45	$0.45
Net realized gains (losses) per share, net of taxes	$(0.31)	$0.09	$(0.18)
Net change in unrealized gains (losses) per share, net of taxes	$(0.53)	$(0.30)	$(0.16)
Net increase (decrease) in net assets resulting from operations per share	$(0.42)	$0.23	$0.11
Regular distributions paid per share	$0.42	$0.42	$0.42
Special distributions paid per share	$-	$-	$0.05

Weighted average yield on income producing securities (at cost)[2]	9.8%	10.0%	10.4%
Percentage of debt investments at floating rates	99.2%	98.0%	97.2%

Portfolio & Investment Activity

As of March 31, 2026 and December 31, 2025, the Company had investments in 192 and 184 portfolio companies with an aggregate fair value of $1,562.5 and $1,569.4 million, respectively. The portfolio at fair value was comprised of the following asset types:

Portfolio Asset Types:

	As of
$ in millions	March 31, 2026		December 31, 2025
Investment Type	Fair Value	Percentage	Fair Value	Percentage
Senior secured first lien	$377.0	24.2%	$350.8	22.4%
Unitranche first lien(3)	1,044.0	66.7	1,047.8	66.7
Unitranche first lien - last out(3)	18.8	1.2	26.2	1.7
Senior secured second lien	3.7	0.2	12.2	0.8
Unsecured debt	18.1	1.2	19.0	1.2
Equity & other	69.6	4.5	77.2	4.9
LLC/LP equity interests	31.3	2.0	36.2	2.3
Total investments	$1,562.5	100.0%	$1,569.4	100.0%

For the quarter ended March 31, 2026, the Company invested $114.9 million across fourteen new portfolio companies and several follow-on revolver and delayed draw fundings. During this period, the Company had $93.1 million in aggregate exits, sales and repayments. For the quarter ended

December 31, 2025, the Company invested $70.8 million across five new portfolio companies and several follow-on revolver and delayed draw fundings. During this period, the Company had $78.1 million in aggregate exits, sales and repayments.

Results of Operations

For the quarter ended March 31, 2026, investment income decreased to $37.9 million from $40.8 million for the quarter ended December 31, 2025. Interest income, which includes amortization of upfront fees, decreased to $34.5 million for the quarter ended March 31, 2026 from $37.7 million for the quarter ended December 31, 2025, primarily due to the restructuring of certain debt investments and a decrease in benchmark rates. Included in interest from investments for the quarters ended March 31, 2026 and December 31, 2025 are $0.6 million and $0.4 million of accelerated accretion of OID related to paydown activity, respectively. Dividend income increased to $3.0 million for the quarter ended March 31, 2026 from $2.3 million for the quarter ended December 31, 2025. Other income, which includes consent, waiver, amendment, agency, underwriting and arranger fees, was $0.4 million and $0.8 million for the quarter ended March 31, 2026 and December 31, 2025, respectively.

For the quarters ended March 31, 2026 and December 31, 2025, total net expenses, including income and excise taxes, totaled $22.4 million and $24.4 million, respectively.

Liquidity and Capital Resources

As of March 31, 2026, the Company had $26.6 million in cash, cash equivalents and restricted cash and $206.2 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average cost of debt on the Company’s debt outstanding as of March 31, 2026 was 6.09%.

The Company’s net debt to equity ratio was 1.32x as of March 31, 2026.

Conference Call

The Company will host a webcast/conference call on Thursday, May 14, 2026 at 12:00 p.m. (Eastern Time) to discuss its financial results for the quarter ended March 31, 2026. Please visit Crescent BDC’s webcast link located on the Events & Presentations page of the Investor Relations section of Crescent BDC’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Events & Presentations page of the Investor Resources section of Crescent BDC’s website at www.crescentbdc.com. Please visit the website to test your connection before the webcast. Participants are also invited to access the conference call by dialing the following number:

Toll Free: (833) 461-5787

Conference ID: 729851297

All callers will need to reference the Conference ID once connected with the operator. An archived replay will be available via a webcast link located on the Investor Relations section of Crescent BDC's website.

Endnotes

Note: Numbers may not sum due to rounding.

1)
The first special dividend will be paid on June 15, 2026 to stockholders of record as of May 31, 2026. The second special dividend will be paid on September 15, 2026 to stockholders of record as of August 31, 2026. The third special dividend will be paid on December 15, 2026 to stockholders of record as of November 30, 2026.
2)
Yield includes performing debt and other income producing investments (excluding investments on non-accrual).
3)
Unitranche loans are first lien loans that may extend deeper in a company’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority among different lenders in the unitranche loan. In certain instances, the Company may find another lender to provide the “first out” portion of such loan and retain the “last out” portion of such loan, in which case, the “first out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last out” portion that the Company would continue to hold. In exchange for the greater risk of loss, the “last out” portion earns a higher interest rate.

Crescent Capital BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands except share and per share data)

	As of March 31, 2026 (Unaudited)	As of December 31, 2025
Assets
Investments, at fair value
Non-controlled non-affiliated investments (cost of $1,519,835 and $1,504,658, respectively)	$1,486,650	$1,479,473
Non-controlled affiliated investments (cost of $21,709 and $26,826, respectively)	21,331	29,594
Controlled investments (cost of $77,110 and $71,985, respectively)	54,489	60,351
Cash and cash equivalents	6,139	5,043
Restricted cash and cash equivalents	20,454	26,454
Interest and dividend receivable	10,944	9,333
Receivable from unsettled transactions	12,477	8,019
Unrealized appreciation on foreign currency forward contracts	1,806	2,135
Deferred tax assets	235	190
Other assets	3,129	1,543
Total assets	$1,617,654	$1,622,135

Liabilities
Debt (net of deferred financing costs of $6,710 and $5,841, respectively)	$907,133	$873,761
Distributions payable	15,497	15,527
Interest and other debt financing costs payable	8,353	12,370
Management fees payable	4,915	5,037
Incentive fees payable	1,575	3,468
Unrealized depreciation on foreign currency forward contracts	1,880	2,134
Unrealized depreciation on interest rate swaps	1,603	-
Deferred tax liabilities	235	190
Accrued expenses and other liabilities	2,435	3,610
Total liabilities	$943,626	$916,097

Net assets
Preferred stock, par value $0.001 per share (10,000 shares authorized, zero outstanding, respectively)	$—	$—
Common stock, par value $0.001 per share (200,000,000 shares authorized, 36,897,356 and 36,969,285 shares issued and outstanding, respectively)	37	37
Paid-in capital in excess of par value	956,030	957,030
Accumulated earnings (loss)	(282,039)	(251,029)
Total net assets	$674,028	$706,038
Total liabilities and net assets	$1,617,654	$1,622,135
Net asset value per share	$18.27	$19.10

Crescent Capital BDC, Inc.

Consolidated Statements of Operations

(in thousands except share and per share data)

(Unaudited)

	For the three months ended March 31,
	2026	2025
Investment Income:
From non-controlled non-affiliated investments:
Interest income	$32,204	$36,978
Paid-in-kind interest	1,484	1,493
Dividend income	761	—
Other income	380	870
From non-controlled affiliated investments:
Interest income	545	858
Paid-in-kind interest	163	264
Dividend income	—	258
From controlled investments:
Interest income	175	205
Dividend income	2,200	1,200
Other income	-	3
Total investment income	37,912	42,129

Expenses:
Interest and other debt financing costs	13,742	14,636
Management fees	4,922	5,038
Income based incentive fees	2,988	3,519
Professional fees	557	735
Directors’ fees	169	164
Other general and administrative expenses	909	967
Total expenses	23,287	25,059
Management fees waiver	(7)	(20)
Income based incentive fees waiver	(1,412)	(32)
Net expenses	21,868	25,007
Net investment income before taxes	16,044	17,122
Provision for income and excise taxes	552	501
Net investment income	15,492	16,621
Net realized and unrealized gains (losses) on investments:
Net realized gain (loss) on:
Non-controlled non-affiliated investments	(10,486)	(3,060)
Non-controlled affiliated investments	1,598	—
Controlled investments	(3,427)	(3,800)
Foreign currency transactions	712	357
Net change in unrealized appreciation (depreciation) on:
Non-controlled non-affiliated investments and foreign currency translation	(12,209)	(10,159)
Non-controlled affiliated investments	(3,146)	333
Controlled investments	(3,972)	4,469
Foreign currency forward contracts	(75)	(857)
Net realized and unrealized gains (losses) on investments	(31,005)	(12,717)
Net increase (decrease) in net assets resulting from operations	$(15,513)	$3,904

Per common share data:
Net increase (decrease) in net assets resulting from operations per share (basic and diluted):	$(0.42)	$0.11
Net investment income per share (basic and diluted):	$0.42	$0.45
Weighted average shares outstanding (basic and diluted):	36,923,308	37,061,547

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent. Crescent BDC is externally managed by Crescent Cap Advisors, LLC, a subsidiary of Crescent. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit www.crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent is a global credit investment manager with approximately $50 billion of assets under management. For over 30 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche and junior debt securities. Crescent is headquartered in Los Angeles with offices in New York, Boston, Chicago, London and Frankfurt with more than 235 employees globally. Crescent is a part of SLC Management, the institutional alternatives and traditional asset management business of Sun Life. For more information about Crescent, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Dan McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

This press release, and other statements that Crescent BDC may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Crescent BDC’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Crescent BDC cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made, and Crescent BDC assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Crescent BDC’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment adviser or its affiliates; (13) the ability of our investment adviser to attract and retain highly talented professionals; (14) changes in law and policy accompanying the current administration and uncertainty pending any such changes; (15) increased geopolitical unrest, terrorist attacks or acts of war, which may adversely affect the general economy, domestic and local financial and capital markets, or the specific industries of our portfolio companies; (16) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets; (17) the unfavorable resolution of legal proceedings; and (18) the impact of changes to tax legislation and, generally, our tax position.

Crescent BDC’s Annual Report on Form 10-K for the year ended December 31, 2025 and quarterly report on Form 10-Q for the quarter ended March 31, 2026, each filed with the SEC, identify additional factors that can affect forward-looking statements.

Other Information

The information in this press release is summary information only and should be read in conjunction with Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2025, which Crescent BDC filed with the U.S. Securities and Exchange Commission (the SEC) on February 25, 2026, Crescent BDC’s quarterly report on Form 10-Q for the quarter ended March 31, 2026, which Crescent BDC filed with the SEC on May 13, 2026 as well as Crescent BDC’s other reports filed with the SEC. A copy of Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2025, Crescent BDC’s quarterly reports on Form 10-Q and Crescent BDC’s other reports filed with the SEC can be found on Crescent BDC’s website at www.crescentbdc.com and the SEC’s website at www.sec.gov.